Exhibit 23.2

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in this Registration Statement of e.Digital Corporation on Form S-3 of our report dated May 30, 2003, which includes an emphasis paragraph relating to the Company's ability to continue as a going concern, appearing in the Annual Report on Form 10-K of e.Digital Corporation for the year ended March 31, 2003.

We also consent to the reference to our Firm under the caption "Experts" in the Prospectus, which is part of this Registration Statement.


/s/ SINGER LEWAK GREENBAUM & GOLDSTEIN, LLP

Los Angeles, California
December 18, 2003